SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported):  February 12, 2007


                                CANEUM, INC.
             (Exact Name of Registrant as Specified in Charter)


           NEVADA                     000-30874               33-0916900
(State or Other Jurisdiction         (Commission             (IRS Employer
      of Incorporation)              File Number)         Identification No.)


170 Newport Center Drive, Suite 210, Newport Beach, CA             92660
      (Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01 Entry in a Material Definitive Agreement

     On February 12, 2007, Caneum, Inc. (the "Company"), and its wholly owned subsidiary, Tier One Consulting, Inc. ("Tier One"), (collectively the "Borrower") entered into a Business Financing Agreement (the "Credit Agreement") with Bridge Bank, National Association (the "Lender") that provides for a $1,500,000 revolving line of credit (the "Line of Credit"). The effective date of the Credit Agreement is January 24, 2007, and the termination date of the agreement is January 24, 2008, unless terminated earlier by the Lender as provided in the Credit Agreement. Under the Line of Credit, the Lender will make advances ("Advances") to the Borrower not exceeding the lesser of (i) $1,500,000 or (ii) 80% of the eligible accounts receivable; provided that at any time the Lender my establish a percentage of eligible accounts receivable greater or lesser than 80%. The Company paid a $15,000 facility fee to the Lender for entering into the Credit Agreement. The Credit Agreement also provides that the Borrower will pay a fee based on a percentage of the amount of the Line of Credit on each anniversary of the Credit Agreement and upon termination of the Credit Agreement by the Borrower within twelve months.

     Advances made under the Credit Agreement will bear interest at the prime rate as published by the Wall Street Journal plus an agreed percentage rate. The Advances made under the Credit Agreement are repayable in full on January 24, 2008, and Advances may be repaid and reborrowed during the term of the Credit Agreement.

     Pursuant to the terms of the Credit Agreement, the Borrower and Lender will enter into a lockbox agreement within 45 days of the date of the Credit Agreement whereby Borrower will deposit all collections made on receivables. At Lender's discretion, all collections received by Lender may either be credited to Borrower's account at the bank or applied to repay when due the Advances or any other obligations of Borrower to Lender.

     The Credit Agreement contains affirmative covenants by the Borrower to maintain its corporate existence and good standing, to pay its taxes in a timely manner, maintain their primary depository and operating accounts with Lender, maintain adequate business insurance, and provide the Lender with certain financial and other information during the term of the agreement.
The Credit Agreement also contains certain covenants that, subject to certain exceptions, limit, among other things, the Company's ability and the ability of Tier One from:

     *    incurring additional indebtedness;

     * merging or consolidating with or into any other business organization;

     * acquiring all or substantially all of the capital stock or property of a third party without the prior consent of the Lender;

     * permitting the Borrower's asset coverage ratio to be less than certain bench mark amounts, as set forth in the Credit Agreement; and

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     *    failing to maintain a rolling three-month performance of a designated percentage of the Company's annual operating projections.

     Amounts outstanding under the Credit Agreement may become immediately due and payable, at the option of and upon notice by the Lender, upon the occurrence of specified events, including, among other things: failure to pay any obligations under the Credit Agreement that have become due; the furnishing by Borrower of false or misleading information or representations; the bankruptcy of or the appointment of a receiver for the Borrower; the entering of a judgment against the Borrower; a material adverse change in the business condition or operations of the Borrower; a default or failure to perform under certain agreements of Borrower; a change of control of Borrower; or any other breach of the Credit Agreement.

     In connection with the Credit Agreement, on February 12, 2007, the Company and Tier One each entered into an Intellectual Property Security Agreement with the Lender, pursuant to which these parties granted Lender a security interest in certain intellectual property assets of the Company and Tier One. In addition, Robert J. Morris and Michael A. Willner, two of our executive officers and former sole shareholders of Tier One, each entered into a Subordination Agreement with the Lender, pursuant to which they subordinated to the Lender any security interest or lien that they may have in any property of the Company or Tier One.

     The Company has also issued a press release announcing the Line of Credit, a copy of which is included as Exhibit 99.1 with this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The disclosures required by this Item 2.03 are set forth under Item 1.01 and are incorporated into this Item 2.03 by reference.

Item 9.01 Exhibits

     The following exhibits are included as part of this report:

     99.1 Press Release dated February 13, 2007, re Line of Credit

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Caneum, Inc.

Date:  February 16, 2007                By /s/ Suki Mudan
                                           Suki Mudan, President



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